SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 15, 2005

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	333-95087	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
1101 First Street South, Suite 202, Winter Haven, FL		33880
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (863) 293-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Principal Officers

At the December 2005 meeting, the Board of Directors of CenterState Banks of Florida, Inc (“CSFL”) appointed George H. Carefoot Senior Vice President and Chief Operating Officer effective January 1, 2006. Mr. Carefoot is also the Company’s Treasurer and had been a subsidiary bank President of one of the Company’s banks (First National Bank of Polk County) since that bank began operations in 1992. Mr. Carefoot is a graduate of Stetson University with 37 years of banking experience.

First National Bank of Polk County is in the process of merging with another Company subsidiary bank (CenterState Bank of Florida) located in the same County in Central Florida. In addition to the newly created role of Chief Operating Officer, Mr. Carefoot will also serve as the Chairman of the Board of the combined subsidiary bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ James J. Antal
James J. Antal Senior Vice President and Chief Financial Officer

Date:	December 15, 2005